SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]         Preliminary Proxy Statement
[  ]         Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]         Definitive Proxy Statement

[X]         Definitive Additional Materials

[  ]         Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds II
-----------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required

[  ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.         Title of each class of securities to which transaction applies:

2.         Aggregate number of securities to which transaction applies: ______.

3.         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4.         Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

[  ]         Fee paid previously with preliminary materials.

[  ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5.         Amount Previously Paid:

6.         Form, Schedule or Registration Statement No.: Total fee paid: _________.

7.         Filing Party:

8.         Date Filed: November 2, 2009

As of August 25, 2009 you owned 100 shares or more of the

OLD MUTUAL GROWTH FUND

As a shareholder of the Fund, you are entitled to vote at the
Special Meeting of Shareholders to be held on November 16, 2009.

Our records indicate that we have not yet received your vote.

Your vote is very important!

The Fund URGENTLY needs your vote before November 16, 2009

Voting is easy and only takes a few minutes

Please vote today by calling 1-866-615-7869

•	Speak to a Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (Mon. – Fri. 9:30 a.m. – 10 p.m. ET, Sat. 10 a.m. – 6 p.m. ET)

•	Log on to the website www.proxyvote.com. Enter the control number printed on the enclosed card and follow the on-screen prompts.

•	Call the phone number listed on the enclosed proxy card. Enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

The Fund’s Board of Trustees recommends that you vote “FOR” the proposal.

By voting now you will help the Fund save on the cost of additional mailings and calls to shareholders.

______________________________________________
Distributed by Old Mutual Investment Partners
R-09-618  11/2009

As of August 25, 2009 you owned 100 shares or more of the

OLD MUTUAL COLUMBUS CIRCLE
TECHNOLOGY AND COMMUNICATIONS FUND

As a shareholder of the Fund, you are entitled to vote at the
Special Meeting of Shareholders to be held on November 16, 2009.

Our records indicate that we have not yet received your vote.

Your vote is very important!

The Fund URGENTLY needs your vote before November 16, 2009

Voting is easy and only takes a few minutes

Please vote today by calling 1-866-615-7869

•	Speak to a Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (Mon. – Fri. 9:30 a.m. – 10 p.m. ET, Sat. 10 a.m. – 6 p.m. ET)

•	Log on to the website www.proxyvote.com. Enter the control number printed on the enclosed card and follow the on-screen prompts.

•	Call the phone number listed on the enclosed proxy card. Enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

The Fund’s Board of Trustees recommends that you vote “FOR” the proposal.

By voting now you will help the Fund save on the cost of additional mailings and calls to shareholders.

______________________________________________
Distributed by Old Mutual Investment Partners
R-09-619  11/2009

Q&A for ordinary income distributions to be made by the Old Mutual Growth Fund, Old Mutual Focused Fund and Old Mutual Columbus Circle Technology and Communications Fund

Q: Why did I receive an ordinary income distribution on the Old Mutual Growth Fund/Old Mutual Focused Fund/Old Mutual Columbus Circle Technology and Communications Fund in November?

A: An ordinary income dividend was paid to shareholders of record on November [XX], 2009 in the Old Mutual Columbus Circle Technology and Communications Fund, Old Mutual Growth Fund and Old Mutual Focused Fund on November [XX], 2009.  This distribution represents the annual payment to shareholders of the Fund’s net investment income earned during the current calendar year.  A Fund’s net investment income available for distribution may be comprised of the following sources: dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, class action and/or regulatory settlements, other income and net income derived from certain qualified publicly traded partnerships.

If follow-up question is asked regarding the size on the Growth Fund:

Q: Why was the distribution amount I received for my shares held in the Old Mutual Growth Fund so large?

A: Due to amounts received in February 2009 from a regulatory settlement distribution, the Old Mutual Growth Fund experienced an increase in net income.

Old Mutual Funds Ordinary Income Distribution Estimates

Please note the following ESTIMATES of ordinary income distributions that are planned for payment on or around November 12th, 2009.  Note that these numbers are ESTIMATES only and do not include a number of adjustments that are required for tax purposes.

Estimate
Old Mutual Funds II:	Per Share
Old Mutual Columbus Circle Technology and Communications Fund	$ 0.18
Old Mutual Focused Fund	$ 0.11
Old Mutual Growth Fund	$ 1.44